Transition Agreement

This Agreement is made as of September 25, 2005, by and between AXM Pharma, Inc., a Nevada company with its principal offices at 7251 West Lake Mead Blvd, Suite 300 Las Vegas, Nevada, 89128 (the “Company”); Wei Shi Wang (the “Shareholder”) and Tripoint Capital Advisors, LLC, a Maryland limited liability company, with its principal offices at 400 Professional Drive, Suite 310, Gaithersburg, Maryland 20879; The MacLellan Group, LLC, a  California company, with its principal offices at 8324 Delgany Avenue, Playa del Rey, California 90293;  Law Offices of Louis E. Taubman, PC, a New York Professional Corporation, with its principal offices at 225 Broadway, Suite 1200, New York, New York 10007; Investor Communications Company, LLC., a Maryland limited liability company, with its principal offices at 400 Professional Drive, Suite 310, Gaithersburg, Maryland 20879; Douglas MacLellan; Mike Boswell; Louis Taubman; Mark Elenowitz; and Tom Bostic Smith (referred to individually as a “Transitioning Party” and together  as the “Transitioning Parties”).

Witnesseth

WHEREAS, the Transitioning Parties have been employed by or serving on behalf of the Company in various roles including as consultants, board members and/or attorneys both as individuals and/or in a corporate capacity;

WHEREAS, Messrs. MacLellan and Elenowitz have resigned as directors of the Company and the other Transitioning Parties intend to resign from their respective positions;

WHEREAS, the Company, the Shareholder and the Transitioning Parties agree that it is in the best interests of the Company for an orderly transition to occur from the Transitioning Parties to those persons who will be fulfilling similar roles in the future on behalf of the Company.

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.    Duties of the Transitioning Parties

a.

The Transitioning Parties agree to use their best efforts to assist the Company with an orderly transition of the duties and functions currently performed by the Transitioning Parties.  This orderly transition will include the following items:

i.

Turnover of all books, records (including any  related software  programs); and all other Company property , including the names and contact information for all of the Company’s merchant bankers, investors and other financial contacts or consultants: customer lists, vendor contacts, contracts, financial records and all other

Confidential Information (as defined below); and the printing company information and  any related  software to enable the Company to make  filings on Edgar in accordance with its past practice, without any additional expense), excluding only  the Transitioning Parties’ personal notes, attorney work product and their laptop computers, provided that all Confidential Information on such computers shall remain subject to Section 2 below

ii.

Facilitate communications with institutional investors, currently invested in the Company, with whom one or more Transitioning Parties is the primary contact on behalf of the Company.

iii.

Facilitate communications with outside service providers, currently employed by the Company, with whom one or more Transitioning Parties is the primary contact on behalf of the Company.

iv.

In the case of Law Offices of Louis E. Taubman, PC, assist new securities counsel to the Company by delivering, without any charge to the Company, originals  or copies of any past filings, copies of all legal files (excluding attorney work product) for matters where it acted as counsel to the Company and reasonable access for questions regarding open legal matters  ( provided that the Company furnishes  it with copies of any Company documents no longer in its possession and which are  needed to respond to such questions.) The Company further agrees that such former counsel may, in its discretion, make copies of any of such files, at its own   expense, for its own records, provided that doing so does not unreasonably delay the transfer of the files to the Company’s new counsel and that such former counsel’s office keeps the non-public portion of such files confidential in accordance with Section 2 below.

b.

During the term of this Agreement, Transitioning Parties will expeditiously fulfill the above listed duties during normal business hours from their own offices with due consideration for Transitioning Parties personal and professional schedules and the Company’s needs for its  records and business information.

c.

Subject to Section 1 (a) (iv), Transitioning Parties will not be required to incur any out of pocket expenses in connection with their duties hereunder and agree that if they anticipate incurring any such expenses they will seek approval in advance from the Company but will not be required to incur such expenses until they have received reasonable assurance from the Company that they will be reimbursed.

2.    Confidential Information

Transitioning Parties acknowledge that, in the course of performing their duties for the Company, they may have obtained information relating to the Company, which the Company deems as confidential ("Confidential Information").  Transitioning Parties shall hold at all times, both during the term of this agreement and at all times thereafter, such Confidential Information in the strictest confidence, and shall not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of their duties pursuant to this Agreement, without the Company's prior written consent.  Transitioning Parties shall not disclose any Confidential Information to any person or entity, other than to their own employees or consultants as may be reasonably necessary for purposes of performing their duties hereunder, without the Company's prior written consent.   The foregoing notwithstanding, the term "Confidential Information" shall not include information which (i) becomes generally available to the public, other than as a result of a breach hereof, (ii) was available on a non-confidential basis prior to its disclosure to Transitioning Parties by the Company, or (iii) becomes available to Transitioning Parties on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with respect to such information.  The foregoing notwithstanding, Transitioning Parties may disclose Confidential Information to the extent required by law or regulation, including but not limited to court orders, subpoenas, civil investigative demands and interrogatories.

3.

Mutual Release of Claims

a.

In consideration for the services to be performed hereunder and the mutual promises made herein, the sufficiency and receipt of which are hereby acknowledged, and subject to Section 3(c) below, the Company and the Shareholder and their representatives, including, without limitation, their agents, employees, servants, directors, officers, attorneys, whether now employed or previously employed, as well as their subsidiaries, affiliates, successors, heirs, administrators and assigns and any of their respective agents, employees, servants, directors and officers, hereby release and discharge the Transitioning Parties and their representatives, including, without limitation, their agents, employees, servants, directors, officers, attorneys, whether now employed or previously employed, as well as their subsidiaries, affiliates, successors, heirs, administrators and assigns and any of their respective agents, employees, servants, directors and officers from any and all claims, actions, causes of action, suits, debts(including all open invoices), dues, sums of money, accounts, reckoning, bonds bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands  at law, in admiralty, or equity(all of the foregoing being hereinafter sometimes collectively referred to as “the Claims”) against the Transitioning Parties, of which the Company’s continuing directors   or the Shareholder are presently aware,  including but not limited to any claims relating to the legal standing of the agreement between the Company and Investor Communications Company, LLC, Tripoint Capital Advisors, LLC    or Law Offices of Louis E. Taubman, PC; claims regarding any expenses submitted by Transitioning Parties during their employment by or service on behalf of the Company; Claims regarding any actual or perceived conflicts between the Company and the Transitioning Parties or between one or more of the Transitioning Parties; Claims regarding the status of Douglas MacLellan or Mark Elenowitz as directors of the Company; Claims arising from the performance of their duties in the ordinary course, on behalf of the Company, excluding  any matters set forth in Section 3 (c) below, any Claims which the Company or the Shareholder hereafter become aware      of ;provided, however, that the Company, its current directors and the Shareholder shall  be deemed to be aware of any information which has been included in any public filings  or releases made by the Company (or in any public filings made by the Transitioning Parties pursuant to Sections 13 or 16 of the Securities Exchange Act of 1934, as amended) or any information which has been previously provided to the continuing directors or the Shareholder in correspondence (including  email).

b.

For and in consideration of the mutual promises made herein, the sufficiency of which are hereby acknowledged, Transitioning Parties  and their representatives, including, without limitation, their agents, employees, servants, directors, officers, attorneys, whether now employed or previously employed, as well as their subsidiaries, affiliates, successors, heirs, administrators and assigns and any of their respective agents, employees, servants, directors and officers hereby release and discharge the Company and the Shareholder and their representatives, including, without limitation, their agents, employees, servants, directors, officers, attorneys, whether now employed or previously employed, as well as their subsidiaries, affiliates, successors, heirs, administrators and assigns and any of their respective agents, employees, servants, directors and officers from any and all Claims  of which the Transitioning Parties or their executive officers, members or directors are presently aware.

c.

Notwithstanding the foregoing, nothing in this Agreement is intended to, or shall have the effect of, releasing  or providing indemnification (A) with respect to any unknown claims or (B) with respect to current or former directors of the Company, any Claims arising from (i) any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) director acts or omissions not in good faith, not based on actions which the director reasonably believed  to be in ( or not opposed to) the bests interests of the Company, or which involved intentional misconduct or knowing violation of law; (iii) any transaction from which a director derived an improper personal benefit; (iv) any act or omission occurring prior to the individual’s becoming a director; or (v) any acts otherwise prohibited by Section 78.138 of the Nevada Revised Statutes. In addition, nothing contained herein is intended to or shall release or indemnify any current or former directors against any Claims relating to any criminal action or proceeding, unless the current or former director had no reasonable cause to believe his conduct was unlawful.

d.

The parties warrant and represent that no other person or entity has any interest in the matters released and/or assigned herein, and that they have not assigned or transferred or purported to assign or transfer to any person or entity all or any portion of the matters released herein.

e.

The releases set forth herein shall inure to the benefit of the parties and shall be binding upon them, their assigns, representatives and successors.

4.

Non-Disparagement

a.

The parties agree that neither they nor their affiliates, agents, employees or consultants, including but not limited to investor relations consultants for the Company, will  voluntarily make any negative, derogatory or disparaging statements, written or oral, about each other, their agents, representatives or affiliates.

b.

The parties further agree that (i) neither the Mutual Release set forth in Section 3, nor anything contained herein is or shall be construed to be an admission of liability by the Transitioning Parties or anyone else or an admission of the violation of any law, order, statute, rule or regulation and (ii) this Agreement may not be used as evidence in any subsequent proceeding except in a proceeding which alleges a breach of this Agreement.

c.

The Company will file a press release and Current Report on Form 8-K within the time frame required by Form 8-K, disclosing the resignations of Messrs. MacLellan and Elenowitz.

d.

The Shareholder agrees not to incite or encourage any lawsuits from Chinese shareholders.

e.

Any claimed breach of Section 4(a) shall be subject to arbitration pursuant to Section 9(b) below.  If it is determined in any such proceeding that the Company, the Shareholder or their affiliates, agents, employees or consultants have breached Section 4(a), then the “lock-up” provisions contained in Section 7, shall be deemed to have been waived by the Company and the Shareholder.    If, on the other hand,  it is determined in any such proceeding that the Company, the Shareholder or their affiliates, agents, employees or consultants have not  breached Section 4(a), or that any of the Transitioning Parties, or their affiliates, agents, employees or consultants has breached Section 4(a), then the restrictions on their resale of AMX Shares set forth in Section 7(a) shall apply for  twelve (12) additional calendar months, beyond any period  remaining  from  the original  lock-up under  Section 7(a), with  the remainder of the transfer restriction period  in Section 7(b) being applicable immediately after the expiration of the extended  lock-up period.

5.

Indemnification

a.

The Transitioning Parties, severally and not jointly, agree to indemnify ,and hold harmless the Company (including each of its directors, officers, employees, partners and agents) and the Shareholder, with respect to any liability (and actions in respect thereof)

arising from any act or omission by a Transitioning Party, which was not released by the terms of Section 3(a) hereto, for any legal or other expenses reasonably incurred in connection with  investigating or defending any such liability or action, provided that the indemnifying party shall have the  right to control the defense of any claim giving rise to such liability as long the indemnifying party employs counsel reasonably satisfactory to the indemnified party and no such claim shall be settled  without the consent of the indemnifying party.

b.

The Company and the Shareholder, severally and not jointly, agree to indemnify, and hold harmless the Transitioning Parties (including each of their directors, officers, employees, partners and agents), with respect to any liability (and actions in respect thereof) arising from any actions or omissions by either the Company or the Shareholder, which was not released by the terms of Section 3(b) hereto, for any legal or other expenses reasonably incurred in connection with  investigating or defending any such liability or action, provided that the indemnifying party shall have the  right to control the defense of any claim giving rise to such liability as long as the indemnifying party employs counsel reasonably satisfactory to the indemnified party and no such claim shall be settled  without the consent of the indemnifying party.

6.

Resignation by Transitioning Parties

a.

Prior to or concurrently with the execution of this Agreement by the parties, the Transitioning Parties will have resigned from all positions of employment by or service on behalf of the Company and, the Transitioning Parties hereby confirm that except for this Agreement, any agreements currently in place between the Company and the Transitioning Parties shall be immediately terminated and of no further force effect.  To the extent requested, Doug MacLellan and Mark Elenowitz will provide separate letters confirming their resignation from the Board of Directors.

b.

Except as specifically provided for herein, no further fees or expenses shall be due to any of the Transitioning Parties from the Company or to the Company from any of the Transitioning Parties.

7. Restrictions on Shares Held by Transitioning Parties

a.

Each of the Transitioning Parties hereby represents and warrants (severally and not jointly) that Schedule A hereto sets forth a true and correct list of the record holders and number of all outstanding shares of the Company’s stock (the “AXM Shares”), and all options and warrants with respect to AXM Shares, held of record or beneficially by the Transitioning Parties or any of their Affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.). (The total number of outstanding AXM  Shares set forth on such Schedule A are sometimes hereinafter referred to as the “Scheduled Shares.”)

b.

Each of the Transitioning Parties agrees not to transfer or permit the transfer of any of the Scheduled Shares, voluntarily or otherwise, prior to April 1, 2006. However, during each calendar month thereafter until December 31, 2006, the Transitioning Parties as a group may sell or otherwise transfer in such month up to the number of AXM Shares which will not in the aggregate, exceed the lesser of: (i) 1/9 of the Scheduled Shares or (ii) three percent (3%) of the total trading volume for AXM Shares for the prior month, as reported by AMEX. This provision (and the other provisions of Section 7) shall also be applicable to any AXM Shares which are issued hereafter to the Transitioning Parties or any of their Affiliates pursuant to any outstanding warrants or options (collectively, the “Additional Shares”), and in such case the volume limitation set forth in Section 7(b) (i) shall be 1/9 of the sum of the Scheduled Shares, plus the Additional Shares.

c.

At the end of each month beginning April 2006 and ending on December 31, 2006, the Transitioning Parties will provide redacted copies of account statements showing sales or other transfers of any of the Scheduled Shares or of any Additional Shares.

d.

In the event that the number of Scheduled Shares or Additional Shares transferred in any month exceeds the limitations set forth in Section 7(b), the Transitioning Parties shall, within fifteen (15) days after such unauthorized transfers, pay to the Company, as liquidated damages, an amount equal to the cash or other proceeds received directly or indirectly by any person from the sale or other transfer of any AXM Shares which exceed such limitations. Each of the Transitioning Parties shall be responsible for the payment to the Company of any proceeds received directly or indirectly by it or by any Affiliates (as defined above.) The Parties confirm that they are providing for liquidated damages, because it is impractical or extremely difficult to fix the actual damages to the Company that will result from any unauthorized transfers  and they agree that the liquidated damages are reasonable in light of the significant damages that may be caused to the Company by  such transfers, including from the  negative impact  on the market price for AMX Shares and on the Company’s ability to raise additional capital  to finance the Company’s further growth.

8. Term and Effective Date

Sections 1 and 6(a) of this agreement are effective upon execution by the parties and shall continue in effect until November 15, 2005.  All other provisions hereof shall become effective on the date hereof and shall remain in effect thereafter, including after any termination of this Agreement.

9.    General Provisions

a.

 This Agreement shall be governed by and under the laws of the State of Nevada without giving effect to conflicts of law principles.  If any provision hereof is found invalid or unenforceable, then the remainder of this Agreement shall remain in full force and effect, to the maximum extent permitted by law

b.

 Any dispute arising under or in any way related to this Agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect.  The arbitration shall be conducted in Carson City, Nevada.  The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction and, the prevailing party in any arbitration proceeding  shall be entitled to recover all of its attorneys fees and arbitration fees and other costs incurred in connection with this Agreement.

c.

This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof.  This Agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

d.

Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail.  If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.  Any notices to individual parties shall be sent in the case (i) of Mark Elenowitz, Louis Taubman or Mike Boswell to the address set forth above for Tripoint Capital Advisors, LLC; (ii) of Douglas MacLellan to the address set forth above for the MacLellan Group LLC; (iii) in the case of Tom Bostic Smith to the address set forth above for Investor Communications Company, LLC; and in the case of Wei Shi Wang to the address set forth above for the Company.

e.

 This Agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document.

f.

Each party to this Agreement hereby represents and warrants that it has the actual authority to enter into this Agreement and, in the case of the Company, that this Agreement has been approved by its Board of Directors.

g.

Nothing contained in any other provisions of this Agreement, shall in anyway restrict any of the parties from taking any actions which they believe are necessary or appropriate to comply with any SEC or other regulatory requirements.

h.

The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

AXM Pharma, Inc.

By:_____________________________

Wei Shi Wang

________________________________

Wei Shi Wang

Tripoint Capital Advisors, LLC

By:_____________________________

Mike Boswell,

Manager

The MacLellan Group, LLC

By:_____________________________

Douglas Maclellan,

President

Investor Communications Company, LLC.

By:_____________________________

Mark Elenowitz,

President/Managing Director

Law Offices of Louis E. Taubman, PC

By:_____________________________

Louis Taubman,

President

_________________________________

Douglas MacLellan

_________________________________

Mark Elenowitz

_________________________________

Mike Boswell

_________________________________

Louis Taubman

_________________________________

Tom Bostic Smith

Schedule A to Transition Agreement

Tom Bostic  - 12,500  shares.

Louis Taubman controls Namaste, LLC - 5,000 shares.

Doug MacLellan & Nora H. MacLellan  513,500 shares. ( Bear Stearns)

Tripoint -  503,500 shares.

ICC  24,000 shares.

Mark Elenowitz 400 shares.